                                                                EXHIBIT 10.15(a)

                      TRADE FINANCING AGREEMENT TERM SHEET

        This term sheet with respect to the principle terms of a Trade Financing Agreement is entered into this 22nd day of July, 1997, subject only to approval by the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court") in Case No. LA 97-27988-VZ (the "Bankruptcy Case"), by and among Barry's Jewelers. Inc. ("Barry's" or the "Debtor"), the Official Committee of Unsecured Creditors appointed in the Bankruptcy Case (the "Creditors' Committee") the Official Committee of Bondholders appointed in the Bankruptcy Case (the "Bondholder Committee"), and BankBoston, N.A. f/k/a The First National Bank of Boston (the "Collateral Agent"), Jackson National Life Insurance Company, Sanwa Business Credit Corporation and The CIT Group/Business Credit, Inc. (collectively, the "Bank Group"). Barry's, the Creditors' Committee, the Bondholder Committee, the Collateral Agent and the Bank Group are collectively referred to herein as the "Parties."

            1. A vendor return program will be open to all of Barry's prepetition Jewelry vendors. In order to participate in the program, each participating vendor must execute a Trade Financing Agreement (the "Trade Financing Agreement") and agree to provide, on the terms set forth herein, revolving credit for merchandise purchases to Barry's on 90-day terms ("Credit Merchandise") in an amount equal to two and one-half times the value (as determined pursuant to Paragraph 2(b) below and hereinafter referred to as "Value") of the prepetition merchandise to be returned to the participating vendor (the "Minimum Credit Commitment").

            2. Barry's will return to each participating vendor prepetition merchandise with a Value equal to 75% (or such lesser amount as specified by the vendor) of the relevant vendor's prepetition claim against Barry's based upon the provision of prepetition merchandise (the "Prepetition Claim") up to an aggregate maximum Prepetition Claim amount of $10.55 million (e.g.. the Value of the prepetition merchandise returned shall not exceed $7.912.500) (the "Maximum Return Amount").

                a. On or before September 30, 1997, returns shall equal no more than thirty-seven and one-half percent (37.5%) of any particular participating vendor's Prepetition Claim. No further returns shall be made until a minimum of thirty (30) days following the bar date established for filing proofs of claim in the Bankruptcy Case (the "Bar Date"), which Bar Date shall be no later than October 31, 1997. Following the Bar Date, if the claims of merchandise vendors exceed S10.55 million. Barry's shall not return merchandise to any vendor which exceeds such vendor's pro-rata share of the Maximum Return Amount based on the face amount of the Prepetition Claims filed and deemed filed by merchandise vendors. To the extent that the aggregate claims of merchandise vendors on account of Prepetition Claims subsequently are reduced. Barry's will return additional merchandise to the vendors, on a pro-rata basis, up to the Maximum Return Amount.

                b. For purposes of the vendor return program, the prepetition merchandise shall be valued, in accordance with Bankruptcy Code section 546(g), based solely on the purchase price set forth in the prepetition invoice for such prepetition merchandise, subject to verification by Barry's as to accuracy. Barry's will use reasonable and good faith efforts, in cooperation with the vendor, to identify the prepetition Invoice pursuant to which the vendor shipped the merchandise. Should Barry's be unable, despite such reasonable and good faith efforts, to match the vendor's goods with the vendor's invoices, the vendor will then nonetheless be required to accept the goods under the return program, so long as such goods are of the same Category and to reduce its Prepetition Claim accordingly. The Categories shall be:
        (1) Diamond Merchandise; (2) Watches; (3) Gold Merchandise; (4) Colored Stone Merchandise; and (5) Miscellaneous. Barry's may select the prepetition merchandise to be returned in its sole and absolute discretion subject to the requirement that the Value of prepetition merchandise returned does not exceed the Maximum Return Amount; the prepetition merchandise to be returned shall not include merchandise obtained by Barry s on consignment or memo.

            3. The prepetition merchandise returned to a vendor shall be credited dollar-for-dollar against and shall offset the vendor's Prepetition Claim. Under any plan of reorganization, the return of the prepetition merchandise shall not be treated as an early "distribution" or earl "dividend" to the vendor on account of the vendor' Prepetition Claim, but rather, the amount of the vendor's claim entitled to distributions or dividends under such a plan shall be the amount remaining after the credit and offset of such claim for the Value of the prepetition merchandise returned.

            4. Upon execution of a Trade Financing Agreement with a prepetition vendor, Barry's shall promptly provide the vendor with an inventory of approximately fifty percent (50%) of the prepetition merchandise to be returned to the vendor. Subject to paragraph 2 (including the, Maximum Return Amount) Barry's shall return the prepetition merchandise to participating vendors no later than (a) on or prior to September 30, 1997, one week after Barry's receipt of merchandise with an aggregate Value of $5.54 million (1.4 times the Value of the prepetition merchandise to be returned prior to September 30, 1997); and (b) on or after October 1, 1997 and prior to November 30, 1997, one week after Barry's receipt of merchandise with a Value which when added to the Value of merchandise received prior to September 30, will equal or exceed $9.9 million. Barry's must (and is required to) purchase and have received at least $5.54 million of merchandise on or before September 30, 1997 and an aggregate total of $9.9 million by November 30, 1997.

            5. The Collateral Agent shall have liens upon the Credit Merchandise to the same extent and with the same priority and validity as the liens on the prepetition merchandise returned hereunder.

            6 . Barry's and the vendor will cooperate with each other in conducting a joint review and reconciliation of Barry's prepetition accounts payable to the vendor, with a view to determining and agreeing upon the exact amount of the Prepetition Claim. Pending agreement on the amount of the Prepetition Claim, solely for purposes of determining the maximum amount of prepetition merchandise that may be returned initially and credited against the vendor's Prepetition Claim, Barry's records shall be determinative. If Barry's and the participating vendor have not reconciled the vendor's Prepetition Claim before September 1, 1997, the participating vendor may ask the Court to resolve the dispute. The Collateral Agent, the Bank Group and the Bondholder Committee shall be deemed parties-in-interest in this reconciliation proceeding before the Court. If the Court determines that the Prepetition Claim is greater than that asserted by Barry's, Barry's will return additional prepetition merchandise to the vendor as set forth herein (subject, of course, to the vendor complying with the terms of the Trade Financing Agreement and to the Maximum Return Amount limitations set forth in paragraph 2).

            7. The Minimum Credit Commitment will continue for one (1) year from the execution by the vendor of a Trade Financing Agreement but shall terminate earlier if there is an Event of Default (as defined below) under this Term Sheet or as set forth herein. Upon an Event of Default under this Term Sheet other than as set forth in paragraph 8(d) below. all post-petition payables for merchandise (i) consigned and sold or (ii) shipped on credit pursuant to this Term Sheet shall be immediately due and payable, and subject to the Amended Cash Collateral Stipulation, the Trade Subordination and the Trade Trust (1) shall be paid and (2) all merchandise ordered but not yet received by Barry's shall be paid for C.O.D.


            8. Unless waived in writing by the Creditors' Committee in its sole discretion, each of the following shall constitute an "Event of Default" under this Term Sheet and the Trade Financing Agreements:

                a. With respect to all participating vendors, default in the payment or performance of any of Barry's obligations or agreements under Trade Financing Agreements with participating vendors with Prepetition Claims totaling in excess of $2 million, which continues for more than ten (10) business days after such vendors or the Creditors' Committee gives Barry's written notice thereof, or

                b. With respect to all participating vendors, any representation or warranty made by Barry's in any certificate, statement or agreement, including but not limited to any of such furnished in connection with the Trade Financing Agreement to the Committee or participating vendors with Prepetition Claims totaling in excess of $2 million, should prove to be false or misleading in any material respect; or

                C. An order of the Bankruptcy Court is entered (i) prohibiting Barry's us, of cash and cash proceeds constituting cash collateral in an amount sufficient to meet its obligations under Trade Financing Agreements prior to the confirmation of a plan of reorganization; or
        (ii) if the Amended Cash Collateral Stipulation is approved, if at any time the use of cash collateral is subsequently restricted in a manner which renders Barry's unable to timely pay its obligations under Trade Financing Agreements; or (iii) appointing a chapter 11 trustee in the Chapter 11 Case; or (iv) converting the Chapter 11 Case to a chapter 7; or (v) dismissing the Chapter 11 Case. The Amended Cash Collateral Stipulation shall be deemed to provide sufficient cash to satisfy Barry's obligations under Trade Financing Agreements and shall not therefore be a basis for a default under clause (i) or (ii) above so long as it remains in effect in the form agreed to by the Parties.

                d. A plan of reorganization is confirmed and becomes effective which does not provide for (i) all post-petition trade payables to be paid in full on or before the later of the effective date of the plan or the date such trade payables become due and payable unless a participating vendor agrees to a less favorable treatment in its sole discretion, (ii) all prepetition memo merchandise still in the Debtor's possession to be paid for in full or returned subject to the provisions of paragraph 17 below unless a participating vendor agrees to a less favorable treatment in its sole discretion; (iii) the Trade Trust and Subordination to be maintained in accordance with paragraph 13 hereof; and (iv) satisfying any of Barry's obligations to return merchandise hereunder which remain unperformed at confirmation; or

                e. The occurrence of a material adverse event that materially impairs Barry's performance under the Trade Financing Agreements.

            The Creditors' Committee (on behalf of participating vendors) shall be deemed to be the sole beneficiary of the Trade Trust (as hereinafter defined) which, if there is an Event of Default, shall, after giving the Debtor, the Collateral Agent, the Bank Group and Bondholder Committee written notice of default and a ten (10) business day opportunity to cure or obtain injunctive relief or a judicial determination that an Event of Default has not occurred, be immediately distributed to participating vendors on a pro-rata basis, based on participating vendors' claims under Trade Financing Agreements, without further order of the Court.

            9. The following shall constitute an Event of Default under a Trade Financing Agreement but not under this Term Sheet:

                a. With respect to any particular vendor's obligations under its Trade Financing Agreement, default in the payment or performance of any of Barry's obligations or agreements under the Trade Financing Agreement which continues for more than ten (10) business days after the vendor gives Barry's written notice thereof; or

                b. With respect to any particular vendor's obligations under its Trade Financing Agreement, any representation or warranty made by Barry's in any certificate, statement or agreement, including but not limited to any of such furnished in connection with the Trade Financing Agreement, should prove to be false or misleading in any material respect.

            10. Any material breach of a Trade Financing Agreement by a vendor which remains uncured for ten (10) business days after the vendor's receipt of written notice of such alleged material breach, shall result in the vendor forfeiting all rights and protections under its Trade Financing Agreement. Barry's agrees to promptly provide written notice of any material breach.

            11. Unless waived in writing by the Creditors' Committee in its sole discretion, any material breach of this Term Sheet by Barry's or the occurrence of an Event of Default which, in either case, remains uncured for ten (10) business days after Barry's receipt of written notice of such breach or Event of Default under this Term Sheet, shall entitle participating vendors to retain all benefits hereunder but be relieved of any and all further obligations to provide Barry's with merchandise. Any material breach of a Trade Financing Agreement or Event of Default under a particular vendor's Trade Financing Agreement which, in either case, remains uncured for ten (10) business days after Barry's receipt of written notice of such breach or Event of Default under the particular vendor's Trade Financing Agreement, shall entitle such vendor to retain all benefits hereunder but be relieved of any and all further obligations to provide Barry's with merchandise. All Parties agree to promptly provide written notice of a material breach or Event of Default.

            12. Each participating vendor must accept orders from Barry's for the purchase of any goods offered by the vendor for sale to retailers at the same prices offered by the vendor to the vendor's other mall-based customers of a similar size ("Similar Customers"), and all shipments must be upon the industry's normal and customary delivery schedules for the particular type of merchandise. Any and all Credit Merchandise shall be delivered and accepted pursuant to written policies and procedures reasonably adopted by Barry's and reasonably approved by the vendor. Each vendor must accept from Barry's returns of any and all Credit Merchandise on terms no less favorable than the vendor extends to Similar Customers.

            13.

                a. The members of the Bondholder Committee hereby subordinate four million dollars ($4 million) of the members' allegedly secured claims to post-petition trade payables relating to the purchase by the Debtor of Credit Merchandise or to post-petition payables arising out of the sale of goods consigned by any consignor participating in the program set forth in the second sentence of paragraph 17 (the "Trade Subordination") (without prejudice to their rights to seek to adjust any recovery of the bondholders from the Debtor or their interest in the collateral (whether through a plan or otherwise) to ensure that in the event the Trade Subordination is ever enforced, the bondholders will share the burden of such subordination on a pro-rata basis). The Trade Subordination is irrevocable and indefeasible.

                b. The Debtor agrees to fund promptly upon entry of an order approving the Amended Cash Collateral Stipulation on a final basis two million dollars ($2 million) into a trust for the sole benefit of the Creditors' Committee on behalf of participating vendors hereunder (the "Trade Trust"). The Debtor may not fund more than $2 million into the Trade Trust. The Bank Group and the Collateral Agent shall subordinate their security interests and the replacement liens granted to them under the Amended Stipulation to the interest granted herein to the vendors in the Trade Trust. The Trade Trust shall be placed in an interest-bearing account in a bank that is not affiliated with the Bank Group in the name of the Creditors' Counting in trust for trade vendors. The Creditors' Committee, with the cooperation of Barry's, shall have the sole responsibility for administering the Trade Trust, and neither the Bank Group nor the Bondholders shall have any such responsibility. Notwithstanding any other provision of this Agreement, if the Amended Cash Collateral Stipulation is terminated pursuant to paragraph 17 thereof, the funds in the Trade Trust shall be applied as set forth in paragraph 18 of the Amended Cash Collateral Stipulation and any funds remaining shall be immediately returned to the Debtor.


                c. If the Trade Trust is eliminated or reduced, the members of the Bondholders' Committee hereby indefeasibly and irrevocably subordinate to post-petition trade payables relating to the purchase by the Debtor of Credit Merchandise or to post-petition payables arising out of the sale of goods consigned by any consignor participating in the program set forth in the second sentence of paragraph 17, an additional amount equal to two million dollars ($2 million) minus any amounts previously paid to vendors from the

        Trade Trust; provided that the aggregate Trade Subordination shall not exceed six million dollars ($6 million).

            On the Wednesday following the Debtor's funding of the Trade Trust, the Debtor shall provide the Parties with a borrowing base certificate, reflecting that, on the date the Trade Trust was funded, the borrowing base had not been exceeded, and a certificate from the Chief Financial Officer attesting that there were, to the best of his knowledge, on the date the Trade Trust was funded, no existing defaults under the Amended Cash Collateral Stipulation. Within 2 business days after receipt of these certificates, the Collateral Agent must give the other Parties written notice of any objection to the funding of the Trade Trust or be forever barred from raising any such objection as to the Trade Trust, the Creditors' Committee or participating vendors. Thereafter, subject only to the last sentence of 13(b), the Parties agree that the Trade Trust will not be subject to challenge even if the Amended Cash Collateral Stipulation is terminated and shall be maintained solely for the Creditors' Committee for the benefit of participating vendors. Subject to the Amended Cash Collateral Stipulation, the Trade Trust and Trade Subordination, all Credit Merchandise payables arising from goods shipped prior to December 31, 1997 must be paid in full by the earlier of February 28, 1998 or ninety (90) days following receipt by Barry's of the invoice for the merchandise in question. On disbursement (following an Event of Default), the Trade Trust shall first be disbursed pro-rata to participating vendors based upon the amount of credit such vendors have outstanding under Trade Financing Agreements. Any funds remaining following payment in full of all trade payables generated from Credit Merchandise shall be distributed on a pro-rata basis to vendors who remain owed post-petition trade payables as a result of memo merchandise sold pursuant to paragraph 17 hereof. The Trade Trust shall be returned to the Debtor after the Debtor has paid all trade payables outstanding at the time all Trade Financing Agreements have either expired or terminated.

            14. The participating vendors will receive a superpriority administrative claim pursuant to Bankruptcy Code Section 364(c)(1) for all unpaid post-petition trade payables in excess of $6 million subordinate only to any superpriority administrative claim of the Collateral Agent for a failure of adequate protection by use of cash collateral.

            15. Barry's will offer participation in the Trade Financing Agreement to every prepetition merchandise vendor and to every vendor from whom Barry's wishes to order asset merchandise post-petition; provided that vendors who do not have Prepetition Claims do not receive returns of prepetition merchandise.

            16. Barry's will not use the provisions of Bankruptcy Code section 1129, or any other section of the Bankruptcy Code, to alter its obligations under the Trade Financing Agreement unless any such alteration is agreed to by the vendor in its sole discretion. The effectiveness of a plan of reorganization shall constitute a termination of a Trade Financing Agreement, and all outstanding payables hereunder shall be paid as set forth in paragraph 8(d) hereof unless the vendor agrees otherwise. Nothing herein shall constitute an express or implied obligation by the Bank Group or the members of the Bondholders' Committee to fund the payments required for a plan to become effective, including, but not limited to the trade payables referenced in this paragraph 16.

            17. Barry's will agree to a global UCC filing to cover consigned goods provided to Barry's post-petition. If a prepetition consignor agrees that Barry's may sell consigned goods provided to Barry's prepetition, Barry's will pay the consignor on 30-day terms as the goods are sold; provided however, that Barry's must sell the prepetition consigned goods for an average of no less than 50% off the retail price for such goods. On or before February 28, 1998, Barry's may return up to (but not more than) $500,000 at cost of unsold prepetition memo inventory to vendors and prior to May 1, 1998, Barry's may return up to (but not more than) an additional $200,000 at cost of prepetition memo merchandise to vendors (in both cases based upon the price of the goods as set forth in the prepetition memo for such goods), provided however that to participate under this paragraph 17, such prepetition memo vendor must have agreed to provide Barry's with new memo merchandise under the post-petition consignment agreement equal to or greater than one and one-half times the amount of prepetition memo inventory returned, and memo vendors in the aggregate must in fact have provided to Barry's in excess of one hundred-fifty percent (150%) of the prepetition memo inventory in new memo merchandise. No party shall challenge any payments or returns made under and in accordance with this paragraph. The Bank Group has no responsibility for any proration hereunder.

            18. This Agreement may be executed in counterparts, each of which shall constitute an original, and all of which taken together shall be the Agreement of the signatories. This Agreement will be deemed executed upon receipt by the Debtor of a faxed or telecopied signature.

            19. The Bondholder Committee shall promptly obtain signatures of each of its members reaffirming the Term Sheet and specifically the Trade Subordination.

            20. This Term Sheet shall be binding upon the Debtor, the Creditors' Committee, the Collateral Agent, the Bank Group, each member of the Bondholders' Committee, participating vendors, and each of their respective successors and assigns and shall inure to the benefit of the Debtor, the Creditors' Committee, the Collateral Agent, the Bank Group, the Bondholder Committee, participating vendors, and each of their respective successors and assigns.

            21. The Debtor shall move promptly for Court approval of this Term Sheet, and all Parties hereto shall support, and use their best efforts to obtain, expeditious entry of an order approving this Term Sheet.

Agreed to subject only to Bankruptcy Court approval.

                                    Barry's Jewelers. Inc.


                                    By: /s/ SAMUEL J. MERKSAMER
                                       -----------------------------------------
                                    Name: Samuel J. Merksamer
                                         ---------------------------------------
                                    Its:  President
                                        ----------------------------------------

                                    Official Committee of Bondholders


                                    By: /s/ S. RICHARDS
                                       -----------------------------------------
                                    Name: S. Richards
                                         ---------------------------------------
                                    Its:  Counsel
                                        ----------------------------------------


                                    Official Committee of Unsecured Creditors


                                    By: /s/ SHELLY ROTHSCHILD
                                       -----------------------------------------
                                    Name: Shelly Rothschild
                                         ---------------------------------------
                                    Its:  Counsel
                                        ----------------------------------------

                                    BankBoston. N.A.
                                    f/k/a The First National Bank of Boston
                                    Individually and as Collateral Agent


                                    By: /s/ STEVEN ATWATER
                                       -----------------------------------------
                                    Name: Steven Atwater
                                         ---------------------------------------
                                    Its:  Vice President
                                        ----------------------------------------

                                    Jackson National Life Insurance Company
                                    By PPM America, Attorney-in-fact

                                    By: /s/ JOEL KLEIN
                                       -----------------------------------------
                                    Name: Joel Klein
                                         ---------------------------------------
                                    Its:  Vice President
                                        ----------------------------------------

                                    Sanwa Business Credit Corporation


                                    By: /s/ JEFF G. GERRY
                                       -----------------------------------------
                                    Name:  Jeff G. Gerry
                                         ---------------------------------------
                                    Its:   Vice President
                                        ----------------------------------------


                                    CIT Business Credit, Inc.


                                    By: /s/ JAMES CONBEENEY
                                       -----------------------------------------
                                    Name: James Conbeeney
                                         ---------------------------------------
                                    Its:  Vice President
                                        ----------------------------------------

                         UNITED STATES BANKRUPTCY COURT
                         CENTRAL DISTRICT OF CALIFORNIA

In re                                         Case No. LA 97-27988 VZ
                                              Chapter 11
BARRY'S JEWELERS, INC., a
California corporation; et                    NOTICE OF ENTRY OF JUDGMENT OR
al.,                                          ORDER AND CERTIFICATE OF
                                              MAILING
Debtor

TO: THOSE PARTIES LISTED ON EXHIBIT "A" ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE.

        You are hereby notified, pursuant to Bankruptcy Rules 7005 and 9022, and Local Bankruptcy Rule 116(l)(a)(iv), that a judgment* or order entitled ORDER APPROVING "TRADE FINANCING AGREEMENT TERM SHEET" AND AUTHORIZING (A) DEBTOR'S ENTRY INTO TRADE FINANCING AGREEMENTS; (B) RETURN OF PREPETITION MERCHANDISE FREE AND CLEAR OF LIENS AND CLAIMS PURSUANT TO BANKRUPTCY CODE SECTION 546(G);
(C) MAINTENANCE OF TRADE TRUST; AND (D) GRANTING OF SUPERPRIORITY ADMINISTRATIVE
CLAIMS PURSUANT TO TRADE FINANCING AGREEMENTS was entered on             .

        I hereby certify that I mailed a copy of this notice and a true copy of the Order or judgment to the above-named persons on_____________________.


DATED:                              JON D. CERETTO
                                    CLERK OF COURT




                                    By
                                      ---------------------------------
                                      Deputy Clerk


        If a judgment is by default, then a copy of the judgment must be attached to this notice.

     Linda Bailey, Esq.                     Michael L. Tuchin, Esq.                 Gregory Bray
     Office of the United States Trustee    Stutman Treister & Glatt Professional   Stroock & Stroock & Lavan
     221 North Figueroa Street              Corporation                             2029 Century Park East, Suite 1800
     Suite 800                              3699 Wilshire Boulevard                 Los Angeles, CA 90067-3089
     Los Angeles, CA 90012                  Suite 900
                                            Los Angeles, CA 90010

     Jeremy Richards                        Shelly Rothschild, Esq.                 Ms. Deborah Schner-Rape, Esq.
     Pachulski, Stang, Ziehl & Young        Andrews & Kurth, LLP                    Andrews & Kurth
     10100 Santa Monica Boulevard           601 South Figueroa Street               1717 Main Street
     Suite 1100                             Suite 4200                              Suite 3700
     Los Angeles, CA 90067                  Los Angeles, CA 90017                   Dallas, TX 75201
